UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2020

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Modine Manufacturing Company, (the “Company”) is providing an update regarding the impacts of the ongoing COVID-19 coronavirus pandemic (“COVID-19”) on the Company’s business.  The ultimate magnitude of COVID-19, including the extent of its impact on the Company’s financial and operational results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for the Company’s products and services, as well as the effect of governmental regulations imposed in response to the pandemic.  Globally, the continued spread of COVID-19 has led to facility closures, supply chain disruptions, and volatility in the economy and end market demand.

The Company’s operations have already experienced disruption due to the unprecedented conditions surrounding COVID-19.  Specifically, the Company has temporarily suspended production at certain manufacturing facilities in China, India, Italy, Spain, Germany, the Netherlands, Austria, Hungary, the U.S., Mexico and Brazil due to local government requirements or customer shutdowns and are operating other facilities in the U.S. and abroad at reduced capacity levels.  Although most of the temporarily-closed facilities have since reopened, many are operating at a significantly reduced volume because of low customer demand.

The Company continues to work with its stakeholders (including customers, distributors, employees, suppliers, and banks) to responsibly and proactively address and attempt to mitigate the impact of the COVID-19 pandemic on its liquidity, financial condition and results of operations.  The Company is taking a number of actions to reduce labor costs, including implementing temporary salary reductions through all levels of the organization, employee furloughs and shortened work weeks.  In addition, other actions taken to lower expenses include reducing travel and entertainment expenditures and lowering the annual compensation paid to the Board of Directors.  Finally, the Company is reducing capital expenditures by delaying certain projects and the purchase of some program-related equipment and tooling.

The Company is committed to the safety and well-being of its employees and believes that it is doing everything reasonably possible to ensure that each of its global facilities follow appropriate standards of safety and hygiene.  At the same time, the Company and its employees remain committed to meeting the needs of customers and ensuring they receive products and services in a timely manner.

The Company expects to provide an update on its liquidity, financial condition and results of operations in its fourth quarter fiscal 2020 earnings announcement and conference call currently scheduled for May 29, 2020.

Risk Factor Update

In light of the evolving impacts associated with the COVID-19 outbreak, the Company is supplementing as set forth below the risk factors disclosed in “Item 1A - Risk Factors” of its Annual Report on Form 10-K for the year ended March 31, 2019.

The ongoing COVID-19 pandemic, and any future widespread outbreak of an illness or other public health threat, could adversely affect our business, financial position, results of operations and cash flows.

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) as a pandemic.  The spread of COVID-19 and the resulting work and travel restrictions, including international border closings, have disrupted, and may continue to disrupt, global supply chains and have negatively impacted the global economy.  As a result of this pandemic, we have experienced significant impacts on our operations.  We temporarily suspended production at certain manufacturing facilities due to customer shutdowns or local government orders and we are operating certain other facilities at reduced capacity levels in response to decreased customer orders.

In an effort to mitigate the negative impacts of COVID-19, we have taken actions, including, but not limited to, production staffing adjustments, furloughs, and temporary salary reductions at all levels of our organization.  Our business operations could be further affected if any of our key management or leadership personnel are incapacitated or if a significant portion of our workforce is unable to work effectively due to illness, quarantines, government actions or similar pandemic-related impediments.  The COVID-19 threat has caused us to modify certain business practices (including employee work locations and limitations on physical participation in meetings) in ways that could be detrimental to our business, including, among others, working remotely and associated cybersecurity risks.

At this time, we are unable to quantify or predict the ultimate impacts of COVID-19 on our business, the full extent of which will depend largely on future developments and the length and severity of the pandemic, all of which are unpredictable and outside of our control.  If we, our suppliers, or our customers were to experience prolonged shutdowns or other significant business disruptions, our ability to conduct business in the manner and on the timelines presently planned could be materially and negatively impacted, which could have a material adverse effect on our business, financial position, results of operations and cash flows.

Likewise, an outbreak of a disease or public health threat in the future could create economic and financial disruptions and adversely affect our businesses around the world.  Potential impacts of the COVID-19 pandemic and any future epidemics, pandemics, or other health crises include, but are not limited to, (i) staffing shortages if portions of our workforce are unable to work effectively due to illness, quarantines, government actions, facility closures, or other restrictions; (ii) short- or long-term disruptions in our supply chain and our ability to deliver products to our customers; (iii) deterioration in the markets that we or our customers operate in, which may result in lower sales or a lack in the ability to pay; and (iv) significant volatility or negative pressure in the financial markets, which could adversely affect our access to capital and/or financing.

Forward-Looking Statements

This document contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended March 31, 2019 and under Forward-Looking Statements in Item 7 of Part II of that same report, and in the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019, and December 31, 2019.  Other risks and uncertainties include, but are not limited to, the following: the impact of the COVID-19 pandemic on the national and global economy, our business, suppliers, customers, and employees; the overall health and price-down focus of Modine’s customers; our ability to successfully execute our strategic and operational plans, including our ability to successfully exit the automotive business within the VTS segment; our ability to effectively and efficiently reduce our cost structure in response to sales volume declines and complete restructuring activities and realize benefits thereon; our ability to comply with the financial covenants in our credit agreements and to fund our global liquidity requirements efficiently, particularly in light of the significant volatility and negative impacts to the financial markets resulting from COVID-19; operational inefficiencies as a result of program launches, unexpected volume increases, product transfers, and delays or inefficiencies resulting from restrictions imposed in response to the COVID-19 pandemic; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including foreign currency exchange rate fluctuations, tariffs (and potential trade war impacts resulting from tariffs or retaliatory actions), inflation, changes in interest rates or tightening of the credit markets, recession, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties about the impact of regulatory and/or policy changes, including those related to tax and trade, the COVID-19 pandemic and other matters, that have been or may be implemented in the U.S. or abroad, and continuing uncertainty regarding the impacts of “Brexit”; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased component inventory, and our ability to adjust product pricing in response to any such increases; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; the concentration of sales within our CIS segment attributed to one customer; Modine’s ability to recruit and maintain talent in managerial, leadership, and administrative functions; Modine’s ability to protect its proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  Forward-looking statements are as of the date of this release, and the Company does not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020
MODINE MANUFACTURING COMPANY

By:	/s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel & Corporate Secretary